EXHIBIT 11

                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE


          For the Three Months Ended December 31, 1997                For the Nine Months Ended December 31, 1997
          --------------------------------------------                -------------------------------------------

                        Income      Shares           Per Share        Income            Shares                   Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income            $111,551       3,308,932        $0.03             $50,479            3,306,395                $0.02

Effect of Dilutive
 Securities

Stock Options                           34,200                                                34,200
                --------------     -----------    ---------        ------------          -----------            ---------

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions          $111,551       3,343,132        $0.03             $50,479            3,340,595                $0.02
                      ========       =========        =====             =======            =========                =====

          For the Three Months Ended December 31, 1996                For the Nine Months Ended December 31, 1996
          --------------------------------------------                -------------------------------------------

                        Income      Shares           Per Share        Income                     Shares          Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
Basic EPS

Net Income          ($966,827)       2,252,689        ($0.43)        ($866,572)            2,243,895              ($0.39)

Effect of Dilutive
 Securities

Stock Options                           27,792                                                27,792
                --------------     -----------    ---------      --------------          -----------            ---------

Diluted EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions        ($966,827)       2,280,481       ($0.42)         ($866,572)            2,271,687              ($0.38)
                    =========        =========       ======          =========             =========              ======